                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and trustees of Anchor Pathway Fund, Seasons Series Trust and SunAmerica Series Trust do hereby severally constitute and appoint Peter C. Sutton, Jeffrey H. Warnock and Robert M. Zakem or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

      WITNESS the due execution hereof on the date and in the capacity set forth below.


Signature                     Title                                             Date
---------                     -----                                             ----
/s/ Jana W. Greer             Trustee, President and Chairman                   February 27, 2001
------------------------      (Principal Executive Officer)
Jana W. Greer


/s/ Peter C. Sutton           Vice President, Treasurer                         February 27, 2001
------------------------      and Controller (Principal Financial
Peter C. Sutton               and Accounting Officer)


/s/ Monica C. Lozano          Trustee                                           February 27, 2001
------------------------
Monica C. Lozano


/s/ Allan L. Sher             Trustee                                           February 27, 2001
------------------------
Allan L. Sher


/s/ Gilbert T. Ray            Trustee                                           February 27, 2001
------------------------
Gilbert T. Ray


/s/ Bruce G. Willison         Trustee                                           February 27, 2001
------------------------
Bruce G. Willison


/s/ Carl D. Covitz            Trustee                                           February 27, 2001
------------------------
Carl D. Covitz